EXHIBIT 10.1



                               As of April 6, 1999



Mr. Emanuel DeMaio


Dear Manny:

We are writing to confirm our agreements and understandings regarding your status under your Employment Agreement, dated as of October 13, 1998 (the "Employment Agreement"), among you, as "Employee", Tel-Save, Inc., as "Company", and Tel-Save.com, Inc. (formerly, Tel-Save Holdings, Inc.), as "Holdings", from and after May 14, 1999 (the "Change Date") (except as otherwise defined herein, capitalized terms shall be defined as in the Employment Agreement):

     1. From and after the Change Date, you, as "Employee" under the Employment Agreement, will cease to be an employee of Company. The Company agrees that you terminated your employment under the Employment Agreement for "Good Reason" as defined in Section 5.4 of such Agreement and that you are entitled to be compensated (or continue to be compensated) as provided in Section 6.1 of the Employment Agreement.

     2. You will be entitled to no additional compensation for serving as a director of Holdings. While you may, of course, resign as a director of Holdings at any time, you hereby agree to resign as a director of Holdings as and when requested by the Chairman of the Board of Holdings, but not earlier than August 15, 1999. Furthermore, you agree that you will, prior to your resignation as a director, vote in favor of the election or nomination of your successor as a director or such other person as shall have been designated as a nominee for director by Company's Chairman of the Board.

     3. In addition, you agree that for a period of eighteen months (18) commencing on the Change Date (the "Consulting Period"), that you will provide consulting services to the Company (the "Services"). We shall compensate you for the Services at the rate of two hundred dollars ($200) per hour. You shall provide the Company with an invoice for Services rendered not more frequently than each calendar month. If the Company does not dispute such invoice, the Company shall pay the amount of such invoice promptly after receipt of such invoice by the Company. In addition, you agree that during the Consulting Period that you will not enter into any agreement, understanding, or relationship that would prohibit the performance of the Services by you or that would create a conflict of interest with regard to the performance of the Services.

     4. You will make yourself available and shall cooperate, in each case to the extent reasonably requested by Company or Holdings, in respect of any litigation or other proceedings that arise out of or by reason of the conduct of Company's or Holding's business or operations during any time that you were a director or officer thereof, without further compensation or payment except the payment of your reasonable out-of-pocket costs and expenses in connection therewith.



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     5.   Except as specifically provided herein, the Employment Agreement shall continue in full force and effect.

     If the foregoing correctly sets forth our agreements and understandings, please so acknowledge by signing the enclosed copy of this letter agreement in the space provided and returning it to us, whereupon this shall be a valid and binding agreement by and among us. Very truly yours,

                                                  Tel-Save, Inc.


                                                  By:/s/ Aloysius T. Lawn, IV
                                                    ----------------------------
                                                     Name: Aloysius T. Lawn, IV
                                                     Title: General Counsel and
                                                        Secretary

                                                  Tel-Save.com, Inc.


                                                  By:/s/ Aloysius T. Lawn, IV
                                                    ----------------------------
                                                     Name: Aloysius T. Lawn, IV
                                                     Title: General Counsel and
                                                        Secretary


Accepted and agreed as of the date first above written:


/s/ Emanuel DeMaio
---------------------------------
Emanuel DeMaio